Exhibit 10.2

PURCHASE AND SALE AGREEMENT

by and between

CONTINENTAL LAND CO., LLC,

an Ohio limited liability company

as Seller,

and

RANGE BLUEGRASS LAND, LLC,

an Ohio limited liability company

as Buyer,

Effective as of December 31, 2025

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of December 31, 2025 (the “Effective Date”), by and between CONTINENTAL LAND CO., LLC, an Ohio limited liability company (“Seller”), and RANGE BLUEGRASS LAND, LLC, an Ohio limited liability company (“Buyer”). Buyer and Seller may be collectively referred to herein as the “Parties” or each individually as a “Party”.

RECITALS

WHEREAS, Seller owns real and personal property interests in Floyd, Letcher, and Pike Counties, Kentucky commonly associated with the Premier Elkhorn and Cambrian Coal mining operations (“Premier-Cambrian Mines”);

WHEREAS, Reckoning Reclamation, LLC, an Ohio limited liability company (“Reckoning”) owns forty-three (43) permits associated with the Premier-Cambrian Mines, which are set forth on Exhibit A attached hereto (“Reckoning Permits”);

WHEREAS, Buyer is a newly-formed company focused on acquiring, reclaiming and repurposing the Premier-Cambrian Mines; and

WHEREAS, Seller desires to sell and convey, and Buyer desires to acquire and assume, certain assets associated with the Premier-Cambrian Mines and certain related liabilities for the consideration and on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements set forth herein, the benefits to be derived by each Party and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings set forth below.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliates” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” (including, with its correlative meaning, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and such “control” will be presumed if any Person owns fifty-one percent (51%) or more of the voting capital stock or other ownership interests, directly or indirectly, of any other Person.

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“Agreement” has the meaning given in the Preamble.

“Allocation Schedule” has the meaning given in Section 3.7.

“Applicable Law” means any applicable statute, law (including any obligation arising under the common law), rule, regulation, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any Governmental Body.

“Assumed Liabilities” has the meaning given in Section 2.3.

“Bill of Sale” has the meaning given in Section 3.4(b).

“Business Day” means any day other than Saturday or Sunday or a day on which banking institutions in Cleveland, Ohio are authorized by Applicable Law to close.

“Buyer” has the meaning given in the Preamble.

“Buyer Fundamental Reps” has the meaning given in Section 6.1.

“Buyer Indemnification Cap” has the meaning given in Section 6.3.

“Buyer Indemnified Parties” has the meaning given in Section 6.2.

“Buyer Maximum Cap” has the meaning given in Section 6.3.

“Closing” has the meaning given in Section 3.1.

“Closing Date” has the meaning given in Section 3.1.

“Consideration” has the meaning given in Section 3.2.

“Deeds” has the meaning given in Section 3.4(a).

“Direct Claim” has the meaning given in Section 6.5.

“Effective Date” has the meaning given in the Preamble.

“Encumbrances” means any lien, pledge, mortgage, deed of trust, security interest, attachment, judgment, easement, right of way, servitude, covenant, encroachment, exception, reservation, lease, restriction, permit, condition, claim, charge, defect, hypothecation or irregularity, encumbrance or any other adverse claim or similar encumbrance whatsoever.

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“Environmental Laws” means any Applicable Law relating to (i) the protection, preservation or conservation of the environment or natural resources, (ii) the protection of human health and safety as it pertains to exposure to Hazardous Materials, or (iii) the handling, use, presence, transport, disposal, treatment, storage, release, discharge or threatened release or discharge of any Hazardous Materials.

“Excluded Assets” has the meaning given in Section 2.2.

“Governmental Body” means any (i) federal, state, local, municipal, or special purpose unit of government, (ii) governmental or quasi-governmental authority of any nature, including any governmental or regulatory agency, branch, department, public official, commission, board, court or other tribunal, or (iii) person or unit of government exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Hazardous Materials” means any chemical, pollutant, contaminant, substance, material or waste, whether naturally occurring or manmade, that (i) is identified, defined, characterized, listed, or otherwise regulated as hazardous, acutely hazardous, toxic, infectious, explosive, radioactive, carcinogenic, ignitable, corrosive, or reactive, or (ii) is otherwise subject to regulation under Environmental Laws or as to which Liabilities may be imposed under Environmental Laws. Hazardous Materials includes but is not limited to petroleum by-product, natural gas liquids, natural gas, liquefied natural gas, chlorinated solvents, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

“Indemnitee” has the meaning given in Section 6.4.

“Indemnitor” has the meaning given in Section 6.4.

“Liabilities” means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, and regardless of when asserted).

“Losses” means any loss, Liability, demand, judgment, claim, Action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of third-party claims (including interest, penalties, reasonable legal, consulting and other professional fees and expenses, and all amounts paid in investigation, defense, settlement or enforcement of any of the foregoing).

“Notice of Violation” means a written notice issued by any Governmental Body advising or alleging that Seller has violated any Applicable Law, including any Environmental Law.

“Owned Real Property” has the meaning given in Section 2.1(a).

“Owned Personal Property” has the meaning given in Section 2.1(b).

“Party” or “Parties” has the meaning given in the Preamble.

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“Permitted Encumbrances” means (i) Encumbrances for Taxes not yet due and payable, (ii) statutory landlord’s, mechanic’s, carrier’s workmen’s, repairmen’s liens or other similar Encumbrances arising or incurred in the ordinary course of business for amounts which are not yet due and payable, (iii) Encumbrances arising from zoning ordinances which are not violated by the current use or occupancy of the Owned Real Property, and easements, licenses, permits, covenants and other minor restrictions of record affecting title to the Owned Real Property which do not or would not materially impair the use or occupancy of such Owned Real Property in the operation of the business conducted thereon.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Body.

“Premier-Cambrian Mines” has the meaning given in the Recitals.

“Purchased Assets” has the meaning given in Section 2.1.

“Reckoning” has the meaning given in the Recitals.

“Reckoning Permits” has the meaning given in the Recitals.

“Reckoning Permits Contingent Liability” has the meaning given in Section 3.3.

“Reclamation Liabilities” means all reclamation obligations and other related or similar obligations arising under any Governmental Body with respect to the Premier-Cambrian Permits.

“Retained Liabilities” has the meaning given in Section 2.4.

“Seller” has the meaning given in the Preamble.

“Seller Fundamental Reps” has the meaning given in Section 6.1.

“Seller Indemnification Cap” has the meaning given in Section 6.2.

“Seller Indemnified Parties” has the meaning given in Section 6.3.

“Seller Maximum Cap” has the meaning given in Section 6.2.

“Taxes” means any foreign, federal, provincial, state, county, local or other income, sales, use, ad valorem, transfer, excise, franchise, real and personal property, unmined mineral, gross receipt, capital stock, production, business and occupation, registration, profits, license, lease, service, service use, disability, employment, unemployment, estimated, environmental, stamp, premium, real property gains, windfall profits, customs, payroll, severance or withholding tax or other tax, duty, fee, assessment or charge imposed by any Governmental Body, and any interest, additions or penalties related thereto.

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1.2. References and Rules of Construction. All references in this Agreement to Exhibits, Schedules, Articles, and Sections refer to the corresponding Exhibits, Schedules, Articles, and Sections of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Exhibits, Schedules, Articles or Sections are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement”, “herein”, “hereby”, “hereunder” and “hereof”, and words of similar import, refer to this Agreement as a whole and not to any particular Article or Section unless expressly so limited. The word “including” means including without limitation. Any conflict in real and personal property interests erroneously listed in schedules associated with “Purchased Assets” and “Excluded Assets” shall be deemed to be Excluded Assets under this Agreement.

ARTICLE II

ASSET ACQUISITION

2.1. Asset Acquisition. Upon the terms and conditions of this Agreement, Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase, free and clear of all Encumbrances (other than Permitted Encumbrances), all of Seller’s right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible, located at the Premier-Cambrian Mines, other than the Excluded Assets (collectively, the “Purchased Assets”), including all of the following:

(a) All real property, including surface property, coal and any substances owned by Seller, together with all rights, easements and privileges appurtenant thereto or associated therewith, as identified on Schedule 2.1(a) (collectively, the “Owned Real Property”);

(b) All improvements, infrastructure, buildings, structures, fixtures, furniture, tools, office equipment, supplies, computers, telephones, motors, pumps, machinery, pipes, metal, tanks, boilers, materials and other personal property located at the Premier-Cambrian Mines, including, without limitation, those assets identified on Schedule 2.1(b) (collectively, the “Owned Personal Property”); and

(c) Except for the Excluded Assets, any tangible assets or property owned by Seller as of the Closing Date, of a type not specified or scheduled herein, which are located at the Premier-Cambrian Mines.

2.2. Excluded Assets. Notwithstanding anything herein to the contrary contained herein, the Purchased Assets shall not include the following items (the “Excluded Assets”):

(a) All of Seller’s cash, cash equivalents, bank deposits, certificates of deposit and investment securities on hand or in Seller’s bank accounts;

(b) All intercompany receivables due to Seller from an Affiliate of Seller;

(c) All of Seller’s stock record books and corporate and company record books containing minutes of meetings of directors and stockholders, and any other records that relate to Seller’s organization or stock capitalization;

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(d) All of Seller’s tax returns and copies of records, including all rights of Seller to any recoveries or refunds in respect of Taxes of Seller; and

(e) Any assets or property not owned by Seller as of the Closing Date.

2.3. Liabilities to be Assumed by Buyer. Subject to the terms and conditions set forth herein, at Closing, Buyer shall assume, become obligated for, and hereby agrees to timely fulfill, perform, pay and discharge (or cause to be timely fulfilled, performed, paid or discharged), only the following liabilities of Seller (collectively, the “Assumed Liabilities”):

(a) The Reckoning Permits Contingent Liability; and

(b) All Liabilities for Taxes imposed on the Owned Real Property and Owned Personal Property, whether accruing or arising prior to, on or after the Closing Date.

For clarification purposes, Buyer shall not assume any Liabilities of Seller other than the Assumed Liabilities.

2.4. Liabilities to be Retained by Seller. Seller shall assume, retain and over time discharge, as and when they become due and payable, all Liabilities other than the Assumed Liabilities (collectively, the “Retained Liabilities”), including, without limitation, the following:

(a) All intercompany payables due from Seller to an Affiliate of Seller;

(b) All Liabilities, known or unknown, contingent or otherwise, of any kind or character, to the extent relating to, based upon, attributable to, or arising out of or in connection with the Excluded Assets, whether accruing or arising prior to, on or after the Closing Date; and

(c) All Liabilities, of any kind or nature, whether accruing or arising prior to, on or after the Closing Date, other than those expressly set forth as Assumed Liabilities in Section 2.3.

For clarification purposes, the Parties acknowledge that the inclusion of specific Liabilities in clauses (a) through (c) above is not intended in any way to limit the definition and description of Retained Liabilities in this Section 2.4.

ARTICLE III

CLOSING AND CONSIDERATION

3.1. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place concurrently with the execution of this Agreement. The Closing shall take place remotely pursuant to the electronic exchange of documents. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”. For all purposes under this Agreement and all other documents to be delivered hereunder, all matters at Closing will be considered to take place simultaneously, no delivery of any document will be deemed complete until all transactions and deliveries of documents are completed, and the Closing will be deemed to have occurred as of 12:01AM Eastern Standard Time on the Closing Date, irrespective of the actual occurrence of the Closing at any particular time on the Closing Date.

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3.2. Consideration. At the Closing, the consideration Buyer is providing hereunder for the transfer of the Purchased Assets is Buyer’s assumption of the Assumed Liabilities (“Consideration”), which shall expressly include the Reckoning Permits Contingent Liability. For clarification purposes, Buyer shall not be required to pay any cash as part of the Consideration.

3.3. Reckoning Permits Contingent Liability. At the Closing, Buyer agrees, as part of the Consideration, to be responsible for the oversight, management and release of the Reckoning Permits (“Reckoning Permits Contingent Liability”), which responsibilities shall include paying for the costs of the Reclamation Liabilities for each individual permit set forth on Exhibit A of this Agreement until one of the conditions set forth in this Section 3.3 has been satisfied for each such individual permit. Buyer shall satisfy the Reckoning Permits Contingent Liability, in whole or in part, in one or more transactions, for each of the Reckoning Permits by: (i) obtaining full Phase 3 bond release for one or more Reckoning Permits, (ii) replacing the existing bond issued to secure one or more Reckoning Permits with a new bond issued by a new bond insurer, (iii) assisting with the sale of one or more Reckoning Permits from Reckoning to a third-party purchaser, or (iv) funding a segregated collateral account, for the benefit of the current bond insurer, with an amount of cash equal to the penal sum of the bond issued against one or more Reckoning Permits. For the avoidance of doubt, Buyer will no longer be liable for any costs of the Reclamation Liabilities associated with a Reckoning Permit once Buyer has satisfied any one of the conditions set forth in this Section 3.3 for each such applicable Reckoning Permit.

3.4. Seller’s Closing Deliverables. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

(a) Deeds for the conveyance of all the Owned Real Property in Floyd, Letcher and Pike Counties, Kentucky pursuant to this Agreement (collectively, the “Deeds”);

(b) Bill of Sale for the conveyance of all the Owned Personal Property pursuant to this Agreement (the “Bill of Sale”);

(c) Certificate, dated as of the Closing Date, of Seller’s Manager attesting to, and attaching thereto: (i) Seller’s Articles of Organization as in effect at the time of Closing, (ii) duly executed resolutions adopted by Seller’s Manager and its sole member authorizing the transactions contemplated herein, and stating that such resolutions have not been amended, modified, revoked or rescinded, and (iii) a good standing certificate with respect to Seller issued by the Secretary of State of the State of Ohio no more than ten (10) business days prior to the Closing Date; and

(d) Such other documents or instruments as are required to be delivered by Seller at the Closing pursuant to the terms hereof or that Buyer reasonably requests prior to the Closing Date to effect the transactions contemplated hereby.

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3.5. Buyer’s Closing Deliverables. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

(a) The Deeds;

(b) The Bill of Sale;

(c) Certificate, dated as of the Closing Date, of Buyer’s Chief Executive Officer attesting to, and attaching thereto: (i) Buyer’s Articles of Organization as in effect at the time of Closing, (ii) duly executed resolutions adopted by the board of the Buyer’s sole member authorizing the transactions contemplated herein, and stating that such resolutions have not been amended, modified, revoked or rescinded, and (iii) a good standing certificate with respect to the Buyer issued by the Secretary of State of the State of Ohio no more than ten (10) business days prior to the Closing Date; and

(d) Such other documents or instruments as are required to be delivered by Buyer at the Closing pursuant to the terms hereof or that Seller reasonably requests prior to the Closing Date to effect the transactions contemplated hereby.

3.6. Deeds. On or shortly after the Closing Date, Buyer shall cause the Deeds to be filed with the appropriate county recorder’s office in the Commonwealth of Kentucky and pay any related recording fees, transfer taxes and documentary stamps.

3.7. Purchase Price Allocation. As soon as reasonably practicable after the Closing, Buyer shall prepare and deliver a schedule (the “Allocation Schedule”) to Seller showing the allocation of the aggregate value of the Consideration, the Assumed Liabilities and any other items properly treated as consideration or purchase price for federal income tax purposes on the Closing Date. Seller shall accept such schedule and the Parties shall file all tax returns and information reports regarding this transaction in a manner consistent with the Allocation Schedule.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer that:

4.1. Organization. Seller is a limited liability company duly organized and validly existing and in good standing under the laws of the Seller’s state of organization.

4.2. Authority. Seller has the full power and authority to execute, deliver, and carry out the terms and provisions of this Agreement and the other documents contemplated hereby to which Seller is a party and to perform its obligations hereunder and thereunder.

4.3. Authorization. The execution, delivery and performance of this Agreement and all of the other agreements and instruments contemplated hereby to which Seller is a party have been duly authorized by Seller and no act or other proceeding on the party of Seller is necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby and consummation of the transactions contemplated hereby or thereby.

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4.4. Execution. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms, and each of the other agreements and instruments contemplated hereby to which Seller is a party, when executed and delivered by Seller, in accordance with the terms hereof and thereof, shall have been duly executed and delivered by Seller and shall each constitute a valid and binding obligation of Seller, enforceable in accordance with their respective terms and conditions.

4.5. No Conflicts. The execution, delivery and performance by Seller of this Agreement and the other agreements contemplated hereby do not and will not in any material respect violate, conflict with or result in a breach of any provision of the organizational documents, result in a violation or breach of any material contract of Seller, or violate or conflict with any Applicable Law.

4.6. Consents. Except as set forth in Schedule 4.6, there are no prohibitions on assignment or requirements to request or obtain consent from any third party that are required in connection with the consummation of the transactions contemplated by this Agreement by Seller. To the extent that there are any consents set forth in Schedule 4.6 that are not obtained prior to the Closing Date, then the Parties shall cooperate together in good faith to obtain such consents as promptly as practicable after the Closing.

4.7. No Actions. There are no Actions pending or, to the knowledge of Seller, threatened by or against Seller and affecting the Purchased Assets, at law or in equity. There are no Actions pending or, to the knowledge of Seller, threatened by or against Seller which challenge the validity or enforceability of this Agreement or seek to rescind the transactions contemplated hereby.

4.8. Brokers or Finders Fees. No broker, investment banker, financial advisory firm or other person, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the transactions contemplated hereby or thereby based upon arrangements made by or on behalf of Seller.

4.9. Real Property. Seller is selling its title to the Owned Real Property “as-is” without any special warranties, other than the Owned Real Property is free and clear of Encumbrances (other than Permitted Encumbrances), created by, through and under Seller. Seller has delivered or made available to Buyer true, complete and correct copies of the material deeds, leases and other agreements by which Seller acquired or disposed of rights related to the Owned Real Property. There is no pending or threatened condemnation or eminent domain proceedings against Seller, the Owned Real Property, or any part thereof.

4.10. Environmental Matters. Seller, to its knowledge, is in material compliance with all Environmental Laws, and has not caused a release or discharge of any Hazardous Materials on, under, in, from, or about the Owned Real Property that has resulted in material contamination in the soils, surface water, groundwater or sediments on, under or adjacent to the Owned Real Property.

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4.11. Taxes. All Taxes due and owing by Seller have been, or will be, timely paid. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Seller. All tax returns required to be filed by Seller for any tax periods prior to Closing have been, or will be, timely filed. Such tax returns are, or will be, true, complete, and correct in all respects. There are no Encumbrances for taxes upon any of the Purchased Assets nor is any taxing authority in the process of imposing any Encumbrances for Taxes on any of the Purchased Assets (other than for current taxes not yet due and payable and all disclosed past due taxes).

4.12. Disclaimers. Except for the limited representations and warranties set forth in this Article IV, none of Seller or Seller Indemnified Parties makes any representations or warranties, express or implied, and Seller expressly disclaims all liability and responsibility for any representation, warranty, statement or information made or communicated to Buyer.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that:

5.1. Organization. Buyer is a limited liability company duly organized and validly existing and in good standing under the laws of Buyer’s state of organization.

5.2. Authority. Buyer has the full power and authority to execute, deliver, and carry out the terms and provisions of this Agreement and the other documents contemplated hereby to which Buyer is a party and to perform its obligations hereunder and thereunder.

5.3. Authorization. The execution, delivery and performance of this Agreement and all of the other agreements and instruments contemplated hereby to which Buyer is a party have been duly authorized by Buyer and no act or other proceeding on the party of Buyer is necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby and consummation of the transactions contemplated hereby or thereby.

5.4. Execution. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms, and each of the other agreements and instruments contemplated hereby to which Buyer is a party, when executed and delivered by Buyer, in accordance with the terms hereof and thereof, shall have been duly executed and delivered by Buyer and shall each constitute a valid and binding obligation of Buyer, enforceable in accordance with their respective terms and conditions.

5.5. No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the other agreements contemplated hereby do not and will not in any material respect violate, conflict with or result in a breach of any provision of the organizational documents, result in a violation or breach of any material contract of Buyer, or violate or conflict with any Applicable Law.

5.6. Consents. Except as set forth in Schedule 5.6, there are no prohibitions on assignment or requirements to request or obtain consent from any third party that are required in connection with the consummation of the transactions contemplated by this Agreement by Buyer.

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5.7. No Actions. There are no Actions pending or, to the knowledge of Buyer, threatened by or against Buyer and affecting the Purchased Assets, at law or in equity. There are no Actions pending or, to the knowledge of Buyer, threatened by or against Buyer which challenge the validity or enforceability of this Agreement or seek to rescind the transactions contemplated hereby.

5.8. Brokers or Finders Fees. No broker, investment banker, financial advisory firm or other person, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the transactions contemplated hereby or thereby based upon arrangements made by or on behalf of Buyer.

5.9. Disclaimers. Except for the limited representations and warranties set forth in this Article V, none of Buyer or Buyer Indemnified Parties makes any representations or warranties, express or implied, and Buyer expressly disclaims all liability and responsibility for any representation, warranty, statement or information made or communicated to Seller.

ARTICLE VI

REMEDIES AND INDEMNIFICATION

6.1. Survival Periods. The representations and warranties in this Agreement and the Schedules and Exhibits attached hereto, and the associated rights of indemnification with respect to Seller or Buyer, as the case may be, shall survive the Closing and terminate on the date which is the twenty-four (24) month anniversary of the Closing Date. Notwithstanding the foregoing, fundamental representations made by Seller in Section 4.1 through Section 4.6 (“Seller Fundamental Reps”), and fundamental representations made by Buyer in Section 5.1 through Section 5.6 (“Buyer Fundamental Reps”), shall survive indefinitely.

6.2. Indemnification by Seller. Subject to the limitations of this Article VI, from and after the Closing, Seller shall indemnify Buyer, its Affiliates and their respective stockholders, members, officers, managers, directors, employees, agents, partners, representatives, successors and assigns (collectively, the “Buyer Indemnified Parties”) and hold them harmless against the following:

(a) Any Losses arising out of any breach by Seller of any representation or warranty made by Seller in Article IV of this Agreement, or in any other related agreement entered into in connection with the transaction contemplated hereunder;

(b) Any Losses arising out of any breach by Seller of any covenant or agreement made by Seller in this Agreement, or in any other related agreement entered into in connection with the transaction contemplated hereunder;

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(c) Any Losses arising out of any assets that are Excluded Assets under this Agreement; or

(d) Any Losses arising out of any liabilities that are Retained Liabilities under this Agreement;

provided, however, that the aggregate liability of Seller under this Section 6.2 shall not exceed $1,000,000 (the “Seller Indemnification Cap”) for breaches under Article IV other than breaches of Seller Fundamental Reps, and $3,000,000 (the “Seller Maximum Cap”) for breaches of Seller Fundamental Reps.

6.3. Indemnification by Buyer. Subject to the limitations of this Article VI, from and after the Closing, Buyer shall indemnify Seller, its Affiliates and their respective stockholders, members, officers, managers, directors, employees, agents, partners, representatives, successors and assigns (collectively, the “Seller Indemnified Parties”) and hold them harmless against the following:

(a) Any Losses arising out of any breach by Buyer of any representation or warranty made by Buyer in Article V of this Agreement, or in any other related agreement entered into in connection with the transaction contemplated hereunder;

(b) Any Losses arising out of any breach by Buyer of any covenant or agreement made by Buyer in this Agreement, or in any other related agreement entered into in connection with the transaction contemplated hereunder;

(c) Any Losses arising out of any assets that are Purchased Assets under this Agreement;

(d) Any Losses arising out of any liabilities that are Assumed Liabilities under this Agreement;

provided, however, that the aggregate liability of Buyer under this Section 6.3 shall not exceed $1,000,000 (the “Buyer Indemnification Cap”) for breaches under Article V other than breaches of Buyer Fundamental Reps, and $3,000,000 (the “Buyer Maximum Cap”) for breaches of Buyer Fundamental Reps.

6.4. Defense of Third-Party Claims. In the event of a claim by a third party against any Buyer Indemnified Party or Seller Indemnified Party, such Buyer Indemnified Party or Seller Indemnified Party (an “Indemnitee”), to the extent that it is seeking or making a claim for indemnification under this Article VI, shall notify (i) Buyer, if indemnity is sought from it or any Buyer Indemnified Party, or (ii) Seller, if indemnity is sought from it or any Seller Indemnified Party (the Party against whom the indemnification claim is asserted, as the case may be, the “Indemnitor”), of the claim in writing within fifteen (15) days after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it, describing the claim, the amount thereof (if known and quantifiable) and the basis thereof; provided, that the failure to provide such notification hereunder shall not relieve the Indemnitor of its obligations hereunder. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee’s claim for indemnification or reimbursement at its own expense, and at its option, shall be entitled to assume the defense thereof by appointing a recognized and reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense.

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6.5. Direct Claims. Any claim by an Indemnitee on account of a Loss which does not result from a third-party claim described in Section 6.4 (a “Direct Claim”) shall be asserted by the Indemnitee giving the Indemnitor written notice (with reasonable detail included in such notice, from which Indemnitor may reasonably determine the veracity of the alleged Loss) within thirty (30) days of Indemnitee obtaining actual knowledge of such alleged Loss. The failure to so notify the Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent (and only to the extent that) such failure shall have caused the damages for which the Indemnitor is obligated to be greater than the amount such damages would have been had the Indemnitee given the Indemnitor prompt notice hereunder. Such notice by the Indemnitee shall describe the Direct Claim, the amount thereof (if known and quantifiable) and the basis thereof. The Indemnitor shall have fifteen (15) days after its receipt of such notice to respond in writing to such Direct Claim. If the Indemnitor does not so respond within such fifteen (15) day period, or objects to the Direct Claim or otherwise fails or refuses to indemnify the Indemnitee with respect to the Direct Claim, then the Indemnitor shall be deemed to have rejected such claim, in which case the Indemnitee shall be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this Agreement.

6.6. Mitigation. In the event of any breach giving rise to an indemnification obligation under this Article VI, each Party agrees to use commercially reasonable efforts to mitigate any Loss, liability or damage which forms the basis of a claim hereunder or in connection with the transactions contemplated hereby, including responding to such claims or liabilities in the same manner as the applicable Party would respond to such claims or liabilities in the absence of the indemnification provisions of this Agreement.

6.7. Exclusive Remedy. The indemnification obligations set forth this Article VI shall be the sole and exclusive remedy for the recovery of Losses resulting from, relating to or arising out of this Agreement and the Schedules and Exhibits attached hereto.

ARTICLE VII

MISCELLANEOUS

7.1. Amendment and Waiver. This Agreement may be amended, and any provision of this Agreement may be waived upon the written agreement of Seller and Buyer. No course of dealing between Seller and Buyer shall be deemed effective to modify, amend or discharge any part of this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

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7.2. Notices. All notices, requests, demands and other communications permitted or required to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, (ii) when sent by electronic mail, (iii) one Business Day after being sent by reputable overnight express courier, or (iv) three Business Days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, requests, demands and communications to the Parties shall be sent to the addresses indicated below:

Notices to Seller:

Continental Land Co., LLC

200 Park Avenue, Suite 400

Orange Village, Ohio 44122

Attn: Joseph E. LoConti, Manager

Notices to Buyer:

Range Bluegrass Land, LLC

200 Park Avenue, Suite 400

Orange Village, Ohio 44122

Attn: Michael Cavanaugh, CEO

With a mandatory copy to (which shall not constitute notice):

UB Greensfelder LLP

1660 West 2nd Street, Suite 1100

Cleveland, Ohio 44113

Attn: Howard Groedel

7.3. Successors and Assigns. The Agreement and all of the rights, interests or obligations hereunder, by or on behalf of any of the Parties, shall bind and inure to the benefit of the respective heirs, successors and assigns of the Parties whether so expressed or not. Seller may assign its rights and obligations hereunder, in whole or in part, without the consent of Buyer, to an Affiliate of Seller. Buyer may assign its rights and obligations, in whole or in part, without the consent of Seller, to an Affiliate of Buyer or to a purchaser of the Buyer’s common stock or all or substantially all of Buyer’s assets, provided such purchaser would assume all material rights and obligations under this Agreement.

7.4. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under Applicable Law, then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

7.5. No Third-Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the Parties and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

7.6. Complete Agreement. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

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7.7. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Ohio without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Ohio.

7.8. Jurisdiction. Any legal suit, action or proceeding arising out of, based upon or relating to this Agreement shall be instituted in the federal courts of the United States of America or the courts of the State of Ohio, in each case located in Cuyahoga County, Ohio, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document in accordance with Section 7.2 shall be effective service of process for any suit, action or proceeding brought in any such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or proceeding in sch courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

7.9. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (I) THIS AGREEEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (II) THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREUNDER.

7.10. Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Parties in accordance with their specific terms or were otherwise breached by a Party. Each Party expressly waives any requirement that the other Party obtain any bond or provide any indemnity in connection with any action seeking injunctive relief or specific enforcement of the provisions of this Agreement.

7.11. Further Assurances. The Parties hereby agree that, at any time after the Closing Date, each Party will execute and deliver, or cause to be executed and delivered, such further instruments, documents, and assurances, and take such further actions as may be reasonably requested by the other Party to carry out the purposes and intent of this Agreement and all related agreements, instruments and documents contemplated herein.

7.12. Counterparts and Electronic Delivery. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Any such counterpart, to the extend delivered in PDF format attached to electronic mail, shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

* * * * *

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their duly authorized representatives as of the Effective Date.

SELLER:

CONTINENTAL LAND CO., LLC,
an Ohio limited liability company

By:
Name:	Joseph E. LoConti
Its:	Manager

BUYER:

RANGE BLUEGRASS LAND, LLC,
an Ohio limited liability company

By:
Name:	Michael R. Cavanaugh
Its:	Chief Executive Officer

EXHIBIT A

RECKONING PERMITS

Schedule 2.1(a)

Owned Real Property

Owned Real Property shall include all the real property acquired by Buyer pursuant to the following deeds in Floyd, Letcher and Pike Counties, Kentucky:

Source Deeds and Grantor’s Deeds: JX21 – Floyd County, Kentucky

Source Deed (JX21): Deed, dated as of September 27, 2019, by and between Pike-Letcher Land LLC, a Kentucky limited liability company f/k/a Pike-Letcher Land Company, a Chapter 11 debtor in bankruptcy and debtor-in-possession of the bankruptcy estate, having an address of P.O. Box 2100, Pikeville, Kentucky 41502-2100 (referenced therein as “Grantor”), and Pike Elkhorn Land Company, LLC, a Kentucky limited liability company, having an address of 1023 White Drive, Delray Beach, Florida 33483 (referenced therein as “Grantee”) recorded on August 6, 2020 in Deed Book 656, Page 168 in the office of the County Clerk of Floyd County, Kentucky.

Grantor’s Deed (JX21): Quitclaim Deed, dated as of July 21, 2022, by and between Pike Elkhorn Land Company, LLC, a Kentucky limited liability company, having an address of 1023 White Drive, Delray Beach, Florida 33483 (referenced therein as “Grantor”), and Continental Land Co., LLC, an Ohio limited liability company, having an address of 200 Park Avenue, Suite 400, Orange Village, Ohio 44122, (referenced therein as “Grantee”) recorded on December 27, 2023 in Deed Book 688, Page 461 in the office of the County Clerk of Floyd County, Kentucky.

Source Deeds and Grantor’s Deeds: JX17 – Letcher County, Kentucky

Source Deed (JX17): Deed, dated as of September 27, 2019, by and between PLM Holding Company LLC, a Kentucky limited liability company f/k/a TECO Coal LLC, f/k/a TECO Coal Corporation, a Chapter 11 debtor in bankruptcy and debtor-in-possession of the bankruptcy estate, having an address of P14888 Ferrells Creek Road, Belcher, Kentucky 41513 (referenced therein as “Grantor”), and Pike Elkhorn Land Company, LLC, a Kentucky limited liability company, having an address of 1023 White Drive, Delray Beach, Florida 33483 (referenced therein as “Grantee”) recorded on July 27, 2020 in Deed Book 448, Page 641 in the office of the County Clerk of Letcher County, Kentucky.

Source Deed (JX17): Deed, dated as of September 27, 2019, by and between Pike-Letcher Land LLC, a Kentucky limited liability company f/k/a Pike-Letcher Land Company, a Chapter 11 debtor in bankruptcy and debtor-in-possession of the bankruptcy estate, having an address of P.O. Box 2100 Pikeville, Kentucky 41502-2100 (referenced therein as “Grantor”), and Pike Elkhorn Land Company, LLC, a Kentucky limited liability company (referenced therein as “Grantee”) recorded on July 27, 2020 in Deed Book 448, Page 629 in the office of the County Clerk of Letcher County, Kentucky.

Grantor’s Deed (JX17): Quitclaim Deed, dated as of July 21, 2022, by and between Pike Elkhorn Land Company, LLC, a Kentucky limited liability company, having an address of 1023 White Drive, Delray Beach, Florida 33483 (referenced therein as “Grantor”), and Continental Land Co., LLC, an Ohio limited liability company, having an address of 200 Park Avenue, Suite 400, Orange Village, Ohio 44122, (referenced therein as “Grantee”) recorded on December 21, 2023 in Deed Book D463, Page 859 in the office of the County Clerk of Letcher County, Kentucky.

Grantor’s Deed of Correction (JX17): Deed of Correction, dated as of July 31, 2024, by and between Pike Elkhorn Land Company, LLC, a Kentucky limited liability company, having an address of 1023 White Drive, Delray Beach, Florida 33483, by its attorney-in-fact Continental Heritage Insurance Company, pursuant to the Power of Attorney conveyed in Paragraph VIII/C of that certain General Indemnity Agreement dated September 27, 2019 and joined by Grantor pursuant to that certain Joinder to General Indemnity Agreement dated as of December 13, 2021 (referenced therein as “Grantor”), and Continental Land Co., LLC, an Ohio limited liability company, having an address of 200 Park Avenue, Suite 400, Orange Village, Ohio 44122, (referenced therein as “Grantee”) recorded on August 6, 2024 in Deed Book D466, Page 829 in the office of the County Clerk of Letcher County, Kentucky.

Source Deeds and Grantor’s Deeds: JX22 – Letcher County, Kentucky

Source Deed (JX22): Deed, dated as of September 27, 2019, by and between Pike-Letcher Land LLC, a Kentucky limited liability company f/k/a Pike-Letcher Land Company, a Chapter 11 debtor in bankruptcy and debtor-in-possession of the bankruptcy estate, having an address of P.O. Box 2100, Pikeville, Kentucky 41502-2100 (referenced therein as “Grantor”), and Pike Elkhorn Land Company, LLC, a Kentucky limited liability company, having an address of 1023 White Drive, Delray Beach, Florida 33483 (referenced therein as “Grantee”) recorded on September 23, 2020 in Deed Book 449, Page 562 in the office of the County Clerk of Letcher County, Kentucky.

Grantor’s Deed (JX22): Quitclaim Deed, dated as of July 21, 2022, by and between Pike Elkhorn Land Company, LLC, a Kentucky limited liability company, having an address of 1023 White Drive, Delray Beach, Florida 33483 (referenced therein as “Grantor”), and Continental Land Co., LLC, an Ohio limited liability company, having an address of 200 Park Avenue, Suite 400, Orange Village, Ohio 44122, (referenced therein as “Grantee”) recorded on December 21, 2023 in Deed Book D463, Page 863 in the office of the County Clerk of Letcher County, Kentucky.

The property covered by the JX17 and JX22 deeds in Letcher County, Kentucky does not include the rights and interests previously conveyed by Pike Elkhorn Land Company, LLC to third parties pursuant to the following instruments:

a. Selloff Deed (JX17 and JX22): Deed, dated as of November 5, 2021, by and between Pike Elkhorn Land Company, LLC, a Kentucky limited liability company, having an address of 1023 White Drive, Delray Beach, Florida 33483 (referenced therein as “Grantor”), and Robert Carson Tucker, having an address of P.O. Box 564, Jenkins, Kentucky 41537 (referenced therein as “Grantee”) recorded on November 19, 2021 in Deed Book 454, Page 365 in the office of the County Clerk of Letcher County, Kentucky.

b. Selloff Deed (JX17 and JX22): Deed, dated as of August 13, 2021, by and between Pike Elkhorn Land Company, LLC, a Kentucky limited liability company, having an address of 1023 White Drive, Delray Beach, Florida 33483 (referenced therein as “Grantor”), and EKY Heritage Foundation, Inc., having an address of 51 Highway 2034, Whitesburg, Kentucky 41858 (referenced therein as “Grantee”) recorded on August 13, 2021 in Deed Book 453, Page 220 in the office of the County Clerk of Letcher County, Kentucky.

c. Selloff Deed (JX17 and JX22): Deed, dated as of October 30, 2020, by and between Pike Elkhorn Land Company, LLC, a Kentucky limited liability company, having an address of 1023 White Drive, Delray Beach, Florida 33483 (referenced therein as “Grantor”), and Freddy and Rhonda Johnson, having an address of 291 Highway 3409, McRoberts, Kentucky 41835 (referenced therein as “Grantee”) recorded on December 2, 2020 in Deed Book 450, Page 479 in the office of the County Clerk of Letcher County, Kentucky.

d. Selloff Deed (JX17 and JX22): Deed, dated as of October 20, 2020, by and between Pike Elkhorn Land Company, LLC, a Kentucky limited liability company, having an address of 1023 White Drive, Delray Beach, Florida 33483 (referenced therein as “Grantor”), and Jeffrey Cornett, having an address of P.O. Box 322, Jenkins, Kentucky 41537 (referenced therein as “Grantee”) recorded on December 7, 2020 in Deed Book 450, Page 507 in the office of the County Clerk of Letcher County, Kentucky.

e. Selloff Deed (JX17 and JX22): Deed, dated as of September 4, 2020, by and between Pike Elkhorn Land Company, LLC, a Kentucky limited liability company, having an address of 1023 White Drive, Delray Beach, Florida 33483 (referenced therein as “Grantor”), and Victor Mullins, widower, having an address of P.O. Box 299, McRoberts, Kentucky 41835 (referenced therein as “Grantee”) recorded on September 25, 2020 in Deed Book 449, Page 614 in the office of the County Clerk of Letcher County, Kentucky.

Source Deeds and Grantor’s Deeds: JX18 – Pike County, Kentucky

Source Deed (JX18): Deed, dated as of September 27, 2019, by and between Pike-Letcher Land LLC, a Kentucky limited liability company f/k/a Pike-Letcher Land Company, a Chapter 11 debtor in bankruptcy and debtor-in-possession of the bankruptcy estate, having an address of P.O. Box 2100, Pikeville, Kentucky 41502-2100 (referenced therein as “Grantor”), and Pike Elkhorn Land Company, LLC, a Kentucky limited liability company, having an address of 1023 White Drive, Delray Beach, Florida 33483 (referenced therein as “Grantee”) recorded on July 30, 2020 in Deed Book 1091, Page 460 in the office of the County Clerk of Pike County, Kentucky.

Grantor’s Deed (JX18): Quitclaim Deed, dated as of July 21, 2022, by and between Pike Elkhorn Land Company, LLC, a Kentucky limited liability company, having an address of 1023 White Drive, Delray Beach, Florida 33483 (referenced therein as “Grantor”), and Continental Land Co., LLC, an Ohio limited liability company, having an address of 200 Park Avenue, Suite 400, Orange Village, Ohio 44122, (referenced therein as “Grantee”) recorded on December 21, 2023 in Deed Book 1135, Page 230 in the office of the County Clerk of Pike County, Kentucky.

Source Deeds and Grantor’s Deeds: JX19 – Pike County, Kentucky

Source Deed (JX19): Deed, dated as of September 27, 2019, by and between Cambrian Coal LLC, a Kentucky limited liability company f/k/a Cambrian Coal Corporation, f/k/a Willow Creek Mining, Inc., a Chapter 11 debtor in bankruptcy and debtor-in-possession of the bankruptcy estate, having an address of P.O. Box 2100, Pikeville, Kentucky 41502-2100 (referenced therein as “Grantor”), and Pike Elkhorn Land Company, LLC, a Kentucky limited liability company, having an address of 1023 White Drive, Delray Beach, Florida 33483 (referenced therein as “Grantee”) recorded on July 30, 2020 in Deed Book 1091, Page 486 in the office of the County Clerk of Pike County, Kentucky.

Grantor’s Deed (JX19): Quitclaim Deed, dated as of July 21, 2022, by and between Pike Elkhorn Land Company, LLC, a Kentucky limited liability company, having an address of 1023 White Drive, Delray Beach, Florida 33483 (referenced therein as “Grantor”), and Continental Land Co., LLC, an Ohio limited liability company, having an address of 200 Park Avenue, Suite 400, Orange Village, Ohio 44122, (referenced therein as “Grantee”) recorded on December 21, 2023 in Deed Book 1135, Page 234 in the office of the County Clerk of Pike County, Kentucky.

Source Deeds and Grantor’s Deeds: JX20 – Pike County, Kentucky

Source Deed (JX20): Deed, dated as of September 27, 2019, by and between T.C. Leasing, Inc., a Kentucky corporation, a Chapter 11 debtor in bankruptcy and debtor-in-possession of the bankruptcy estate, having an address of P.O. Box 2100, Pikeville, Kentucky 41502-2100 (referenced therein as “Grantor”), and Pike Elkhorn Land Company, LLC, a Kentucky limited liability company, having an address of 1023 White Drive, Delray Beach, Florida 33483 (referenced therein as “Grantee”) recorded on July 30, 2020 in Deed Book 1091, Page 449 in the office of the County Clerk of Pike County, Kentucky.

Grantor’s Deed (JX20): Quitclaim Deed, dated as of July 21, 2022, by and between Pike Elkhorn Land Company, LLC, a Kentucky limited liability company, having an address of 1023 White Drive, Delray Beach, Florida 33483 (referenced therein as “Grantor”), and Continental Land Co., LLC, an Ohio limited liability company, having an address of 200 Park Avenue, Suite 400, Orange Village, Ohio 44122, (referenced therein as “Grantee”) recorded on December 21, 2023 in Deed Book 1135, Page 238 in the office of the County Clerk of Pike County, Kentucky.

Source Deeds and Grantor’s Deeds: JX23 – Pike County, Kentucky

Source Deed (JX23): Deed, dated as of September 28, 2019, by and between Pike-Letcher Land LLC, a Kentucky limited liability company f/k/a Pike-Letcher Land Company, a Kentucky corporation, a Chapter 11 debtor in bankruptcy and debtor-in-possession of the bankruptcy estate, having an address of P.O. Box 2100, Pikeville, Kentucky 41502-2100 (referenced therein as “Grantor”), and Pike Elkhorn Land Company, LLC, a Kentucky limited liability company, having an address of 1023 White Drive, Delray Beach, Florida 33483 (referenced therein as “Grantee”) recorded on September 23, 2020 in Deed Book 1094, Page 396 in the office of the County Clerk of Pike County, Kentucky.

Grantor’s Deed (JX23): Quitclaim Deed, dated as of July 21, 2022, by and between Pike Elkhorn Land Company, LLC, a Kentucky limited liability company, having an address of 1023 White Drive, Delray Beach, Florida 33483 (referenced therein as “Grantor”), and Continental Land Co., LLC, an Ohio limited liability company, having an address of 200 Park Avenue, Suite 400, Orange Village, Ohio 44122, (referenced therein as “Grantee”) recorded on December 21, 2023 in Deed Book 1135, Page 242 in the office of the County Clerk of Pike County, Kentucky.

Schedule 2.1(b)

Owned Personal Property

Owned Personal Property shall include all buildings, facilities, improvements, infrastructure, fixtures, furniture, tools, office equipment, supplies, computers, telephones, motors, pumps, machinery, pipes, metal, tanks, boilers, materials and other personal property owned by Seller and located at the Premier-Cambrian Mines, including, without limitation, the items set forth below in this Exhibit A. For clarification purposes, all Excluded Assets set forth in Section 2.2 of this Agreement shall be expressly excluded from the personal property set forth in this Schedule 2.1(b).

Surface Equipment

1. Komatsu WA450-5L Loader (S/N: A36465)

2. Mack RD800 Lube Truck (S/N: IM2P278C6VM002041)

3. Mack RD800 Lube Truck (S/N: IM2P327C44M002460)

4. Mack RD800 Lube Truck (S/N: IM2P278C1VM002058)

5. Ford FL80 Bucket Truck (S/N: HG77281)

Burke Branch Coal Preparation Plant Facility

1. Raw Coal Handling System, including, without limitation:

a. One (1) 48-inch x 830 feet Raw Coal Conveyor No.1

b. One (1) Raw Coal Conveyor Reclaim Tunnel

c. One (1) Raw Coal Sizing Station

d. One (1) 42-inch x 505 feet Plant Feed Conveyor

2. 1000 tph Coal Preparation Plant, including, without limitation:

a. Two (2) 8 feet x 20 feet DD Raw Coal Screens

b. One (1) HM Bath

c. Two (2) 8 feet x 16 feet DD D&R CC Screens

d. One (1) 8 feet x 16 feet DD D&R Refuse Screen

e. One (1) CC Crushers

f. One (1) CC Centrifugal Dryer

g. Four (4) 8 feet x 16 feet SD Deslime Screens

h. Two (2) 33-inch Diameter HM Cyclones

i. Two (2) 6 feet x 20 feet DD Coarse HMC CC D&R Screen

j. Two (2) 6 feet x 20 feet DD Coarse HMC Refuse D&R Screen

k. One (1) Coarse HMC CC Centrifugal Dryer

l. One (1) Coarse HMC Refuse Centrifugal Dryer

m. Four (4) 26-inch Diameter HM Cyclones

n. Four (4) 8 feet x 16 feet DD SC HMC CC D&R Screen

o. Two (2) 6 feet x 16 feet SD SR HMC Refuse D&R Screen

p. Four (4) 40-inch SC HMC CC Centrifugal Dryers

q. Two (2) SR HMC Refuse Centrifugal Dryers

r. Eight (8) 15-inch Classifying Cyclones

s. Sixty-Six (66) Primary Triple Start Spirals

t. Four (4) Secondary Triple Start Spirals

u. Two (2) 5 feet x 12 feet Fine Coal Screens

v. Two (2) Fine Coal Centrifugal Dryers

w. Two (2) HF Fine Refuse Dewatering Screens

x. Eight (8) 10-inch Diameter Effluent Cyclones

y. Two (2) 36-inch x 72-inch Screen Bowl Centrifuges

z. One (1) 110 Diameter Thickener

aa. Two (2) 30-inch x 120-inch SD Magnetic Separators

bb. One (1) 36-inch x 120-inch DD Magnetic Separator

cc. One (1) 36-inch x 117-inch SD Magnetic Separator

dd. Sumps and Pumps

ee. Plant Substation

ff. Electrics and Controls

3. Clean Coal Handling and Railcar Loadout Facilities, including, without limitation:

a. One (1) 42-inch x 202 feet Clean Coal Conveyor No. 2

b. One (1) 42-inch x 165 feet Clean Coal Conveyor No. 3

c. One (1) 42-inch x 323 feet Clean Coal Conveyor No. 4

d. One (1) 42-inch x 157 feet Clean Coal Conveyor No. 5

e. Five (5) Direct Ship Truck Dumps

f. One (1) Direct Ship Sizing Stations

g. One (1) 48-inch x 135 feet Direct Ship No. 1 Conveyor

h. One (1) 48-inch x 135 feet Direct Ship No. 2 Conveyor

i. One (1) 48-inch x 25 feet Direct Ship No. 3 Conveyor

j. One (1) 48-inch x 25 feet Direct Ship No. 4 Conveyor

k. One (1) 48-inch x 300 feet Direct Ship No. 5 Conveyor

l. One (1) 48-inch x 165 feet Direct Ship No. 6 Conveyor

m. One (1) 48-inch x 165 feet Direct Ship No. 7 Conveyor

n. One (1) 48-inch x 155 feet Direct Ship No. 8 Conveyor

o. One (1) 48-inch x 270 feet Direct Ship No. 9 Conveyor

p. One (1) 48-inch x 300 feet Direct Ship No. 10 Conveyor

q. One (1) 30-inch x 397 feet Stoker Coal No. 1 Conveyor

r. One (1) 30-inch x 160 feet Stoker Coal No. 2 Conveyor

s. One (1) 30-inch x 230 feet Stoker Coal No. 3 Conveyor

t. One (1) 30-inch x 120 feet Stoker Coal No. 4 Conveyor

u. One (1) 36-inch x 170 feet Dry Stoker No. 1 Conveyor

v. One (1) 36-inch x 142 feet Dry Stoker No. 2 Conveyor

w. One (1) 36-inch x 90 feet Dry Stoker No. 3 Conveyor

x. One (1) 36-inch x 120 feet Dry Stoker No. 4 Conveyor

y. One (1) 36-inch x 87 feet Dry Stoker No. 5 Conveyor

z. One (1) 36-inch x 50 feet Dry Stoker No. 6 Conveyor

aa. One (1) 48-inch x 85 feet Dry Stoker No. 7 Conveyor

bb. One (1) 42-inch x 202 feet Middling No. 1 Conveyor

cc. One (1) 48-inch x 300 feet Middling No. 2 Conveyor

dd. One (1) 36-inch x 140 feet Middling No. 3 Conveyor

ee. One (1) 36-inch x 80 feet Middling No. 4 Conveyor

ff. Six (6) Clean Coal Stacking Tubes

gg. One (1) 72-inch x 1,385 feet Loadout Conveyor

hh. One (1) Loadout Conveyor Reclaim Tunnel

ii. One (1) Batch Weight Loadout System

4. Refuse Handling System, including, without limitation:

a. One (1) 36-inch x 560 feet Refuse Conveyor No. 1

b. One (1) 36-inch x 250 feet Refuse Conveyor No. 2

c. One (1) 42-inch x 1,500 feet Refuse Conveyor No. 3

d. One (1) 42-inch x 1,200 feet Refuse Conveyor No. 4

e. One (1) 42-inch x 1,200 feet Refuse Conveyor No. 5

f. One (1) 42-inch x 500 feet Refuse Conveyor No. 6

g. One (1) 42-inch x 1,500 feet Refuse Conveyor No. 7

h. One (1) 42-inch x 300 feet Refuse Conveyor No. 8

i. One (1) 150-ton Refuse Bin

5. Surface Facilities, including, without limitation

:

a. One (1) Plant Welding Shop

b. One (1) Welding Shop

c. One (1) Bolt Bin Warehouse

d. One (1) Spare Parts Inventory

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Schedule 4.6

Seller Consents

1.	Consent from the sole member and Manager of Seller authorizing the transactions contemplated by the Purchase and Sale Agreement.

Schedule 5.6

Buyer Consents

1.	Consent of the Board of Range Impact, Inc., the sole member of Range Land, LLC, which in turn is the sole member of Buyer, authorizing the transactions contemplated by the Purchase and Sale Agreement.